Exhibit 99.1

News Release 637 Davis Drive Morrisville, NC 27560 USA phone 1-919-767-3230 fax 1-919-767-3233 www.harrisstratex.com
Harris Stratex Networks Reports Q4 and Year-End Fiscal 2007 Financial Results
Fourth quarter revenue increased to $174 million driven by strength in
North America and International markets
Research Triangle Park, NC, – August 7, 2007 – Harris Stratex Networks, Inc. (NASDAQ: HSTX), the leading independent supplier of turnkey wireless network solutions, today reported financial results for the fourth quarter and full year of fiscal 2007, which ended June 29, 2007.
On January 26, 2007, the Harris Microwave Communications Division was combined with Stratex Networks, Inc. to create a new company – Harris Stratex Networks, Inc.
Revenue for the fourth quarter of fiscal 2007 was $174.1 million. GAAP net loss was $5.3 million or $0.09 per share, which includes $23.9 million in pre-tax charges associated with the merger transaction, integration and stock compensation expense.
Non-GAAP Financial Results
For comparative purposes, Harris Stratex Networks has provided pro forma, non-GAAP financial information related to revenue and income as if the former Stratex Networks and the former Harris Microwave Communications Division had been combined since the beginning of fiscal 2006. On this basis, revenue for the fourth quarter of fiscal 2007 increased by 19 percent compared with $146.8 million in the prior quarter, and decreased slightly from $176.8 million in the year ago quarter. Non-GAAP net income for the fourth fiscal quarter of 2007 was $10.3 million or $0.18 per diluted share compared with $3.7 million or $0.06 per diluted share in the prior quarter and $10.3 million in the prior-year quarter.
A reconciliation of GAAP to non-GAAP financial measures is provided on Table 4 along with the accompanying notes.
By segment, North America microwave posted another strong quarter. Revenue increased 20 percent sequentially and 30 percent compared to the prior-year quarter, reflecting continued market strength in both the U.S. and

Canada. This was driven by leased-line substitution, mobile network footprint expansion, funding for homeland security initiatives and some initial microwave relocation spending as a result of the Advanced Wireless Services (AWS) auction. International microwave segment revenue increased 20 percent sequentially as orders and project activity with key customers in Africa, Europe, the Middle East, Russia and Asia Pacific improved substantially. International revenue declined by 13 percent compared to a very strong prior-year quarter. Revenue in the Network Operations segment of the business declined 10 percent sequentially but increased 7 percent from the prior-year quarter.
Non-GAAP gross margins were 32 percent in the fiscal 2007 fourth quarter compared with 30 percent in the prior quarter, with improvement driven by mix and product cost reduction synergy actions. Non-GAAP operating income was $13.8 million in the fourth quarter of fiscal 2007, improving sequentially from $5.6 million in the third quarter. These improvements were partially offset by higher operating costs.
“Our efforts to expand revenue were successful in our fourth quarter, with a sequential increase of 19 percent,” said Guy Campbell, president and chief executive officer of Harris Stratex Networks. “Customer orders in Q4 also increased sequentially, positioning us well as we enter the new fiscal year. Our ability to serve our customers with turnkey wireless transmission solutions is evident in the size of our contracts. Since we last reported earnings, we have announced a North America contract of over $28 million with the Commonwealth of Kentucky and contracts with two major African operators totaling over $30 million.”
In June, the company took a major step to further bolster its international business when it opened its international headquarters (IHQ) in Singapore. “This location will enable us to better serve our customers outside of North America, improve our logistics and supply chain functions and expand our R&D activities focused on software development. We are also seeing substantial improvements in our Asia Pacific orders and revenue, further validating our decision to open the IHQ,” said Campbell.
“Mobile network expansion continues to provide the greatest opportunity for Harris Stratex Networks. As the clear technology leader, we will continue to offer innovative products that exceed the needs of our global customer base and that build upon the industry-leading Eclipse™ and TRuepoint® platforms. The trend to IP, or Internet Protocol, is accelerating and our product portfolio is well positioned to capture opportunities for high capacity backhaul and IP transport,” said Campbell. “We see further market investment in IP and have aligned our technology solutions to take advantage of this future growth.”

Outlook and Guidance
“In fiscal year 2008, we continue to expect revenue to range between $670 million and $702 million and non-GAAP earnings per diluted share of $1.05 to $1.22,” said Campbell. “The leadership team is completely focused on delivering the financial performance we have set forth for the company in fiscal year 2008.”
Conference Call
Harris Stratex Networks will host a conference call today to discuss the company’s financial results at 5:30 p.m. Eastern Time. Those wishing to join the call should dial 303-262-2141, (no pass code required) at approximately 5:20 p.m. A replay of the call will be available starting one hour after the call’s completion until August 14. To access the replay, dial 303-590-3000 (pass code: 11092904 #). A live and archived webcast of the conference call will also be available via the company’s Web site at www.HarrisStratex.com/investors/conference-call.
Non-GAAP Measures and Comparative Financial Information
Tables reconciling financial results for the Microwave Communications Division of Harris Corporation and Stratex Networks for each quarter of fiscal 2006 and the first two quarters of fiscal 2007 are posted on the investor relation page of the company Web site at www.HarrisStratex.com.
Harris Stratex Networks, Inc. and the Microwave Communications Division of Harris Corporation report information in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). The GAAP information presented in this press release consists of the results of operations and financial position of Harris Stratex Networks, Inc. for the quarter and four quarters ended June 29, 2007 and the quarter and four quarters ended June 30, 2006. On January 26, 2007, the Microwave Communications Division of Harris Corporation and Stratex Networks, Inc. merged into Harris Stratex Networks, Inc. and became one reporting entity. Accordingly, management of Harris Stratex Networks will monitor revenues, cost of product sales and services, research and development expenses, selling and administrative expenses, operating income or loss, tax expense or benefit, net income or loss, and net income per diluted share for the new combined entity for planning and forecasting results in future periods, and may use these measures for some management compensation purposes. As such, historical non-GAAP combined information has been included in this press release for comparative purposes. These measures exclude certain costs and expenses as discussed herein. As a result, management is presenting these non-GAAP measures in addition to results reported in accordance with GAAP to better communicate underlying operational and financial performance in each period. Management believes these non-GAAP measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any given period. Management also believes that these non-GAAP measures enhance the ability of an investor to analyze trends in Harris Stratex Networks’ business and to better understand our performance.
Harris Stratex Networks management does not, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Harris Stratex Networks presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate the Company’s financial performance. Reconciliations of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP are included in the tables below.

About Harris Stratex Networks
Harris Stratex Networks, Inc. (NASDAQ: HSTX) is the world’s leading independent supplier of turnkey wireless transmission solutions. The company offers reliable, flexible and scalable wireless network solutions, backed by comprehensive professional services and support. Harris Stratex Networks serves all global markets, including mobile network operators, public safety agencies, private network operators, utility and transportation companies, government agencies and broadcasters. Customers in more than 135 countries depend on Harris Stratex Networks to build, expand and upgrade their voice, data and video solutions. Harris Stratex Networks is recognized around the world for innovative, best-in-class wireless networking solutions and services. For more information, visit www.HarrisStratex.com.
Forward-Looking Statement
The information contained in this document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 21E of the Securities Exchange Act and Section 27A of the Securities Act. All statements, trend analyses and other information contained herein about the markets for the services and products of Harris Stratex Networks and trends in revenue, as well as other statements identified by the use of forward-looking terminology, including “anticipate”, “believe”, “plan”, “estimate”, “expect”, “goal”, “will”, “seeing”, “continues”, “delivering”, and “intend”, or the negative of these terms or other similar expressions, constitute forward-looking statements. These forward-looking statements are based on estimates reflecting the current beliefs of the senior management of Harris Stratex Networks. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should therefore be considered in light of various important factors, including those set forth in this document. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include the following:
•	the failure to obtain and retain expected synergies from the merger;

•	the ability to successfully integrate the operations, personnel and businesses of the former Stratex Networks, Inc. with those of the former Microwave Communications Division of Harris Corporation;

•	the ability to minimize the disruption of the merger and related integration on direct and indirect sales channels;

•	continued price erosion as a result of increased competition in the microwave transmission industry;

•	the ability to achieve business plans for Harris Stratex Networks;

•	the ability to manage and maintain key customer relationships;

•	the effect of technological changes on Harris Stratex Networks’ businesses;

•	the ability to maintain projected product rollouts, product functionality or market acceptance of planned products;

•	the failure of Harris Stratex Networks to protect its intellectual property rights and its ability to defend itself against intellectual property infringement claims by others;

•	currency and interest rate risks;

•	the impact of political, economic and geographic risks on international sales; and

•	the impact of slowing growth in the wireless telecommunications market combined with supplier and operator consolidations;

•	pricing pressure on Harris Stratex Networks products and services.
For more information regarding the risks and uncertainties of the microwave communications business as well as risks relating to the combination of the former Harris Corporation Microwave Communications Division and the former Stratex Networks, see “Risk Factors” in the proxy statement/prospectus included in the Company’s registration statement on Form S-4, as amended, as well as other reports filed by Harris Stratex Networks with the U.S. Securities and Exchange Commission from time to time. Harris Stratex Networks undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Financial Tables Attached.
###

Investor Contact:	Media Contact:
Mary McGowan	Kami Spangenberg
Summit IR Group Inc.	Harris Stratex Networks, Inc.
1-408-404-5401	1-919-767-5238
Mary@summitirgroup.com	Kami.Spangenberg@HSTX.com

Table 1
HARRIS STRATEX NETWORKS, INC.
FY’07 Year End Summary
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)

	Quarter Ended		Year Ended
	June 29,	June 30,	June 29,	June 30,
	2007	2006	2007	2006
	(In millions, except net loss per share)
Revenue from product sales and services	$174.1	$110.5	$507.9	$357.5

Cost of product sales and services	(121.4)	(71.3)	(352.2)	(272.5)
Amortization of purchased technology	(1.8)	—	(3.0)	—

Gross margin	50.9	39.2	152.7	85.0

Research and development expenses	(12.6)	(7.7)	(39.4)	(28.8)
Selling and administrative expenses	(36.6)	(22.1)	(98.9)	(68.5)
Acquired in-process research and development	—	—	(15.3)	—
Amortization of intangible assets	(4.5)	—	(7.5)	—
Restructuring charges	(7.3)	(3.8)	(9.3)	(3.8)
Corporate allocations expense	—	(2.3)	(3.7)	(12.4)

Operating (loss) income	(10.1)	3.3	(21.4)	(28.5)
Interest income	0.6	—	1.8	0.5
Interest expense	(0.8)	(0.2)	(2.3)	(1.0)

(Loss) income before income taxes	(10.3)	3.1	(21.9)	(29.0)
Income tax benefit (expense)	5.0	(0.3)	4.0	(6.8)

Net (loss) income	$(5.3)	$2.8	$(17.9)	$(35.8)

Net loss per common share	0.09
Basic and diluted	$(0.09)	*	$(0.72)	*

Basic and diluted weighted average shares outstanding	58.2	*	24.7	*

*	Prior to January 26, 2007, the Company was not a public reporting entity and there were no shares outstanding for purposes of earnings (loss) per share calculations.

Table 2
HARRIS STRATEX NETWORKS, INC.
FY’07 Year End Summary
CONDENSED CONSOLIDATED BALANCE SHEET
(Unaudited)

	June 29,	June 30,
	2007	2006 (1)
	(In millions)
Assets

Cash and cash equivalents	$69.2	$13.8
Short-term investments	20.4	—
Receivables	185.3	123.9
Inventories and unbilled costs	169.8	97.4
Current deferred taxes	1.0	—
Other current assets	21.7	6.7
Property, plant and equipment	80.0	52.2
Goodwill	323.6	28.3
Identifiable intangible assets	144.5	6.4
Non-current deferred taxes	—	9.6
Other assets	16.2	14.3

	$1,031.7	$352.6

Liabilities and Shareholders’ Equity

Short-term debt	$1.2	$0.2
Current portion of long-term debt	10.7	—
Accounts payable	88.9	42.1
Accrued expenses and other current liabilities	93.0	45.7
Current deferred taxes	7.0	—
Due to Harris Corporation	16.1	12.6
Long-term debt	8.8	—
Restructuring and other long-term liabilities	11.8	—
Warrants outstanding	3.9	—
Redeemable preference shares	8.3	—
Non-current deferred taxes	24.0	—
Shareholders’ equity	758.0	252.0

	$1,031.7	$352.6

(1)	Derived from audited financial statements.

Table 3
HARRIS STRATEX NETWORKS, INC.
FY’07 Year End Summary
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)

Quarter Ended
June 29,
2007
Cash flow used in Operations	$(1.6)

Cash flows from Investing Activities:
Sales of short-term investments, net	20.4
Purchases of capital assets	(4.0)

Net cash provided by Investing Activities	16.4

Cash flows from Financing Activities:
Proceeds from issuance of short-term debt, net of repayments	1.1
Proceeds from exercise of former Stratex stock options	1.7
Payments on long-term debt	(2.7)

Net cash provided by Financing Activities	0.1
Effect of exchange rate changes on cash and cash equivalents	(0.1)

Net increase in cash and cash equivalents	14.8
Cash and cash equivalents, beginning of quarter	54.4

Cash and cash equivalents, end of year	$69.2

HARRIS STRATEX NETWORKS, INC.
FY’07 Year End Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE
To supplement our consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (GAAP), we provide additional measures of revenue, gross margin, operating income (loss), non-operating income (loss); cost of product sales and services; research and development expenses, selling and administrative expenses; income before income taxes; income taxes; net income, and net income per diluted share adjusted to exclude certain costs, expenses, gains and losses. Management of Harris Stratex Networks, Inc. (the “Company” or “Harris Stratex”) believes that these non-GAAP financial measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any particular period. Management also believes that these non-GAAP measures enhance the ability of an investor to analyze trends in Harris Stratex’ business and to better understand our performance. In addition, the Company may utilize non-GAAP financial measures as a guide in its budgeting and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follows:

Table 4
HARRIS STRATEX NETWORKS, INC.
FY’07 Year End Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Condensed Consolidated Statement Of Operations
(Unaudited)

	Quarter Ended			Quarter Ended
	June 29, 2007			June 30, 2006
				MCD and
				Stratex
		Non-GAAP		Combined as	Non-GAAP
	As Reported	Adjustments	Non-GAAP	Reported	Adjustments	Non-GAAP
	(In millions, except for net loss per share)
Revenue from product sales and services	$174.1	$—	$174.1	$176.8	$—	$176.8
Cost of product sales and services (B)	(121.4)	2.9	(118.5)	(117.7)	0.3	(117.4)
Amortization of purchased technology (C)	(1.8)	1.8	—	—	—	—

Gross margin	50.9	4.7	55.6	59.1	0.3	59.4
Research and development expenses (D)	(12.6)	0.4	(12.2)	(11.6)	0.7	(10.9)
Selling and administrative expenses (E)	(36.6)	7.0	(29.6)	(35.8)	2.5	(33.3)
Acquired in-process research and development (F)	—	—	—	—	—	—
Amortization of intangible assets (G)	(4.5)	4.5	—	—	—	—
Restructuring charges (H)	(7.3)	7.3	—	(3.8)	3.8	—
Corporate allocations expense(I)	—	—	—	(2.3)	2.3	—

Operating (loss) income	(10.1)	23.9	13.8	5.6	9.6	15.2
Interest income	0.6	—	0.6	0.5	—	0.5
Interest expense	(0.8)	—	(0.8)	(0.6)	—	(0.6)
Other expense, net	—	—	—	(0.4)	—	(0.4)

(Loss) income before income taxes	(10.3)	23.9	13.6	5.1	9.6	14.7
Income taxes (J)	5.0	(8.3)	(3.3)	(0.5)	(3.9)	(4.4)

Net (loss) income	$(5.3)	$15.6	$10.3	$4.6	$5.7	$10.3

Net (loss) income per common share:
Basic and diluted	$(0.09)		$0.18	*		*

Basic and diluted weighted average shares outstanding:
Basic and diluted	58.2		58.2	*		*

*	Prior to January 26, 2007, the Company was not a public reporting entity and there were no shares outstanding for purposes of earnings (loss) per share calculations.

Table 4 (Continued)
HARRIS STRATEX NETWORKS, INC.
FY’07 Year End Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Condensed Consolidated Statement Of Operations
(Unaudited)

	Year Ended			Year Ended
	June 29, 2007			June 30, 2006
				MCD and
				Stratex
		Non-GAAP		Combined as	Non-GAAP
	As Reported	Adjustments	Non-GAAP	Reported	Adjustments	Non-GAAP
	(In millions, except for net loss per share)
Revenue from product sales and services (A)	$507.9	$145.8	$653.7	$599.9	$—	$599.9
Cost of product sales and services (B)	(352.2)	(91.2)	(443.4)	(444.0)	35.4	(408.6)
Amortization of purchased technology (C)	(3.0)	3.0	—	—	—	—

Gross margin	152.7	57.6	210.3	155.9	35.4	191.3
Research and development expenses (D)	(39.4)	2.0	(37.4)	(43.3)	0.7	(42.6)
Selling and administrative expenses (E)	(98.9)	(22.0)	(120.9)	(117.2)	5.9	(111.3)
Acquired in-process research and development (F)	(15.3)	15.3	—	—	—	—
Amortization of intangible assets (G)	(7.5)	7.5	—	—	—	—
Restructuring charges (H)	(9.3)	8.6	(0.7)	(3.8)	3.8	—
Corporate allocations expense(G)	(3.7)	3.4	(0.3)	(12.4)	12.4	—

Operating (loss) income	(21.4)	72.4	51.0	(20.8)	58.2	37.4
Interest income	1.8	1.8	3.6	2.0	—	2.0
Interest expense	(2.3)	(1.4)	(3.7)	(3.1)	—	(3.1)
Other expense, net	—	(0.9)	(0.9)	(1.9)	—	(1.9)

(Loss) income before income taxes	(21.9)	71.9	50.0	(23.8)	58.2	34.4
Income taxes (H)	4.0	(18.2)	(14.2)	(8.3)	(2.0)	(10.3)

Net (loss) income	$(17.9)	$53.7	$35.8	$(32.1)	$56.2	$24.1

Net (loss) income per common share:
Basic and diluted	$(0.72)		$0.62	*		*

Basic and diluted weighted average shares outstanding:
Basic and diluted	24.7		57.9	*		*

*	Prior to January 26, 2007, the Company was not a public reporting entity and there were no shares outstanding for purposes of earnings (loss) per share calculations.

Notes to tables 4 and 6:
Note A – Revenue — Adjustment to revenue for the fiscal year ended June 29, 2007 of $145.8 million to add Stratex Networks, Inc. revenue for the 7 months ended January 26, 2007, prior to the merger.
Note B – Cost of sales and services — Adjustments to cost of product sales and services for the fiscal year ended June 29, 2007 to add $100.3 million to add Stratex Networks cost of product sales and services for the 7 months ended January 26, 2007, prior to the merger, and to remove merger related charges including amortization of the step-up in inventory and fixed assets ($2.7 million for the quarter ended June 29, 2007 and $8.3 million for fiscal year 2007) and write-off of deferred costs ($0.1 million for the fiscal year ended June 29, 2007). Adjustments to cost of product sales and services to remove FAS 123R expense ($0.2 million for the quarter ended June 29, 2007 and $0.7 million for fiscal year ended June 29, 2007). Adjustments to the Microwave Communications Division of Harris Corporation’s cost of product sales and services for the year ended June 30, 2006 to remove $34.9 million for inventory write-downs related to product discontinuances. Adjustment to Stratex Networks, Inc. cost of product sales and services to remove $0.2 million of APB No. 25 stock-based compensation expense prior to the adoption of FAS 123R and $0.3 million for the quarter ended June 29, 2006 for a total of $0.5 million for fiscal year 2006.
Note C – Amortization of purchased technology — Adjustment for the quarter and fiscal year ended June 29, 2007 to remove amortization of purchased intangibles incurred in connection with the merger.
Note D – Research and development expenses — Adjustment for the quarter and fiscal year ended June 29, 2007 to remove FAS 123R expenses of $0.4 million and $2.0 million. Upon the adoption of FAS 123R by Stratex Networks in the June 2006 quarter, adjustment for the quarter and fiscal year ended June 30, 2006 to remove FAS 123R expenses of $0.7 million.
Note E – Selling and administrative expenses — Adjustment to selling and administrative expenses for the year ended June 29, 2007 of $41.5 million to add Stratex Networks selling and administrative expenses for the 7 months ended January 26, 2007, prior to the merger. Adjustments for the quarter and year ended June 29, 2007 to remove merger related charges including amortization of the step-up fixed assets ($0.4 million for the quarter and $0.8 million for the year ended June 29, 2007), integration and severance costs ($4.7 million for the quarter and $11.8 million for the year ended June 29, 2007), and FAS 123R expense ($1.9 million for the quarter and $6.9 million for the year ended June 29, 2007).
Adjustments to the Microwave Communications Division of Harris Corporation’s selling and administrative expenses to remove FAS 123R expense ($0.5 million for the quarter and $1.9 million for the year ended June 30, 2006), and to remove severance costs associated with product discontinuance in the Microwave Communications Division ($0.9 million for the fiscal year ended June 30, 2006). Adjustment to Stratex Networks, Inc. selling and administrative expenses for the year ended June 30, 2006 to remove $1.1 million of APB No. 25 stock compensations expense prior to the adoption of FAS 123R, plus $2.0 million upon adoption of FAS 123R by Stratex in the June 2006 quarter.
Note F – Acquired in-process research and development — Adjustment for the fiscal ended June 29, 2007 to remove write off of in-process research and development incurred in connection with the merger.
Note G – Amortization of intangible assets — Adjustment for the quarter and fiscal year ended June 29, 2007 to remove amortization of purchased intangibles incurred in connection with the merger.

Note H – Charges for restructuring — Adjustment to remove charges for restructuring incurred during the fiscal years ended June 29, 2007 and June 30, 2006 and each of the quarters ended June 29, 2007 and June 30, 2006.
Note I – Corporate allocation expenses — Adjustment for the year ended June 29, 2007 and for the quarter and fiscal year ended June 30, 2006 to remove Corporate allocation expenses from Harris Corporation through December 31, 2006, which did not continue after the merger.
Note J – Income taxes — Adjustment to reflect a pro-forma 26 percent tax rate for the second half of fiscal 2007 which for the fiscal year 2007 makes for an effective tax rate of 28.5 percent and 30 percent tax rate for the fiscal year ended June 30, 2006.

Table 5
HARRIS STRATEX NETWORKS, INC.
FY’07 Year End Summary
GAAP REVENUE BY SEGMENT INFORMATION
(Unaudited)

	Quarter Ended		Year Ended
	June	June	June	June
	2007	2006	2007	2006
	(In millions)
Revenue
North America microwave	$58.8	$41.6	$216.3	$168.1
International microwave	110.6	64.5	272.2	172.3
Network operations	4.7	4.4	19.4	17.1

	$174.1	$110.5	$507.9	$357.5

Table 6
HARRIS STRATEX NETWORKS, INC.
FY’07 Year End Summary
SUPPLEMENTAL SCHEDULE OF REVENUE BY GEOGRAPHICAL AREA
(Unaudited)

	Quarter Ended			Quarter Ended
	June 29, 2007			June 30, 2006
		Non-GAAP		MCD	Stratex	Combined
	As Reported	Adjustments	Non-GAAP	Actual	Actual	Non-GAAP
	(In millions)
North America	$58.8	$—	$58.8	$41.6	$3.5	$45.1

International:
Africa	41.3	—	41.3	47.9	17.1	65.0
Europe, Middle East and Russia	44.2	—	44.2	8.5	26.8	35.3
Latin America and AsiaPac	25.1	—	25.1	8.1	18.9	27.0

Total International	110.6	—	110.6	64.5	62.8	127.3

Network Operations	4.7	—	4.7	4.4	—	4.4

	$174.1	$—	$174.1	$110.5	$66.3	$176.8

Table 6 (Continued)
HARRIS STRATEX NETWORKS, INC.
FY’07 Year End Summary
SUPPLEMENTAL SCHEDULE OF REVENUE BY GEOGRAPHICAL AREA
(Unaudited)

	Year Ended			Year Ended
	June 29, 2007			June 30, 2006
		Non-GAAP		MCD	Stratex	Combined
	As Reported	Adjustments	Non-GAAP	Actual	Actual	Non-GAAP
	(In millions)
North America	$216.3	$7.0	$223.3	$168.1	$19.1	$187.2

International:
Africa	126.7	44.1	170.8	98.6	47.9	146.5
Europe, Middle East and Russia	87.1	59.2	146.3	29.7	102.0	131.7
Latin America and AsiaPac	58.4	35.5	93.9	44.0	73.4	117.4

Total International	272.2	138.8	411.0	172.3	223.3	395.6

Network Operations	19.4	—	19.4	17.1	—	17.1

	$507.9	$145.8	$653.7	$357.5	$242.4	$599.9